BERG LAND HOLDINGS OPTION AGREEMENT

OPTIONEE:   Mission West Properties, a California corporation, Mission West
            Properties, L.P., a Delaware limited partnership, Mission West
            Properties, L.P.I, a Delaware limited partnership, Mission West
            Properties, L.P.II, a Delaware limited partnership, Mission West
            Properties, L.P.III, a Delaware limited partnership

OPTIONOR:   BB&K, a California general partnership, Baccarat Fremont
            Developers, LLC, a California limited liability company

PROPERTY:   King Ranch Business Park, San Jose, CA
            Hellyer and Piercy, San Jose, CA
            Fremont and Cushing, Fremont, CA

Dated:      December 29, 1998

                               BERG LAND HOLDINGS
                                OPTION AGREEMENT

      This Berg Land Holdings Option Agreement ("Agreement") is entered into as of December 29, 1998 by and between Mission West Properties, a California corporation (the "Company"), Mission West Properties, L.P., a Delaware limited partnership ("MWP"), Mission West Properties, L.P. I, a Delaware limited partnership ("MWP I"), Mission West Properties, L.P. II, a Delaware limited partnership ("MWP II") and Mission West Properties, L.P. III, a Delaware limited partnership ("MWP III"; MWP, MWP I, MWP II and MWP III are referred to as the "Operating Partnership"; the Company and the Operating Partnership are referred to collectively as the "Optionee"), on the one hand, and the individuals and entities listed on Appendix I who own or have the right to acquire the properties set forth opposite such individuals' and entities' names thereon (the "Optionors") on the other hand.

                                    RECITALS

      A. The  Optionors  are the owners of, or have the right to acquire,  three
(3) tracts of real property located in Santa Clara County and Alameda County, California, commonly known as King Ranch Business Park, Hellyer and Piercy, and Fremont and Cushing, and described in attached Exhibit A, together with all rights, privileges, easements, and appurtenances (collectively, the "Berg Land Holdings"); and all personal property, entitlements, licenses, permits, development rights, air rights, authorizations, certificates, surveys, plans, specifications, reports, studies, test results and all unexpired warranties and guaranties given by unaffiliated third parties owned by the Optionors and pertaining to or used exclusively in connection with the Berg Land Holdings (the "Personal Property"); (the Berg Land Holdings and Personal Property shall be collectively referred to herein as the "Berg Land Holdings").

      B. In connection with the Acquisition Agreement dated as of May 14, 1998 (the "Acquisition Agreement"), to which the Optionee and the Optionors all are parties, the Operating Partnership has agreed to issue L.P. Units to all of the limited partners therein, the Company has agreed to become the general partner of the Operating Partnership, and the Company has agreed to permit holders of L.P. Units to exchange them for shares of the Company's common stock ("Common Stock") under certain circumstances.

      C. The Operating Partnership is governed by the Operating Partnership Agreement and the Acquisition Agreement.

      D. The Optionee desires to have an option to acquire the Berg Land Holdings and the Optionors desire to grant such an option to Optionee on the terms and conditions of this Agreement, and pursuant to the Acquisition Agreement have agreed that the Company or the Operating Partnership shall have the option to acquire each of the buildings comprising the Berg Land Holdings as soon as such building (each an "acquired property" herein) has been completed and fully leased by issuing either additional L.P. Units to the Optionors based upon the Acquisition Value (as defined below), or at the Optionors' option, they may receive cash or a combination of cash and L.P.
Units equal to the Acquisition Value.

      E. This Agreement shall become effective December 29, 1998 (the "Option Effective Date").

                                    AGREEMENT

      NOW THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties hereto agree as follows:

     1. Option. Optionor grants Optionee an exclusive option ("Option") to purchase each of the acquired properties comprising the Berg Land Holdings. The Option shall be "rolling" and shall apply to each acquired property. The fact that Optionee does not exercise the Option with respect to a given acquired property shall not impact Optionee's right to exercise the Option with respect to a subsequent acquired property. The Optionors' shall appoint one representative to act as their agent in connection with the acquisition and conveyance of each acquired property (the "Optionors' Representative"). The Optionors' Representative is authorized to receive written notices from the Optionee on behalf of all of the Optionors of such property. This Option does not create any right to acquire any portion of the Berg Land Holdings prior to the development of a completed building thereon, fully leased.

     2. Term of Option. The term of the Option ("Term") shall commence on the Option Effective Date and, unless Optionee has timely exercised the Option in accordance with the provisions hereof, shall terminate on the sooner of (i) the "Percentage Interest Date" (as defined below), or (ii) 11:59 p.m. on December 31, 2010. The Percentage Interest Date shall be the date on which the "Berg Group" as defined in the Acquisition Agreement no longer owns or has the right to acquire 65% of the Company's Common Stock, determined as though all L.P. Units owned in the aggregate by the Berg Group were exchanged for shares of Common Stock at the Exchange Factor.

     3. Consideration. As consideration for the Option, Optionee has paid to Optionor the sum of Ten and No/100 Dollars ($10. 00) ("Option Consideration"), the receipt and sufficiency of which are hereby acknowledged.

     4. Development of Berg Land Holdings. Optionor intends to develop the Berg Land Holdings and construct thereon various industrial buildings, subject to obtaining the necessary governmental permits and approvals. This development will occur over several years and shall be accomplished in a manner that Optionor determines, in its sole discretion, is prudent based upon market conditions. The properties commonly known as Hellyer and Piercy and Fremont and Cushing are not yet owned by Optionors, but are subject to acquisition agreements wherein the Optionors have the right to acquire such properties. If the Optionors decide not to exercise their rights to acquire such properties, then such properties shall no longer be deemed to be part of the Berg Land Holdings and shall no longer be subject to the terms of this Option.

     5. Exercise. The exercise of the Option with respect to a given acquired property must occur within thirty (30) days of receipt of the "Completion Notice" from Optionor's Representative to Optionee. The Completion Notice shall be delivered by Optionor's Representative to Optionee with respect to each acquired property in the Berg Land Holdings once the following has occurred (i) the completion of the building and receipt of required occupancy permits; (ii) the execution of written leases with respect to one hundred percent (100%) of the rentable square footage in such building, and (iii) the Optionors' election as to the form of consideration they intend to receive for the acquired property. Optionee may exercise the Option at any time during such thirty
(30)-day period by written notice ("Notice") to Optionor, stating the date upon which Optionee desires to close escrow (provided that escrow shall not close later than the sixtieth (60th) day following receipt of the Completion Notice).

     6. Acquisition Value. In the event that Optionee exercises the Option, the Acquisition Value for the subject acquired property shall be equal to (i) the full construction cost of all improvements on or servicing the acquired property, plus (ii) 10% of the amount set forth in subsection (i), plus (iii) interest at LIBOR plus 1.65% per annum on the amounts set forth in subsection
(i) from the date paid by Optionor and ending at the close of escrow, plus (iv) the acquisition value of the parcel on which the improvements were constructed as set forth in the schedule below and carrying costs of 10% per annum thereon from January 1, 1998 until the close of escrow, minus (v) the sum of the principal amount of all debt (other than assessment liens) encumbering the subject acquired property as of the closing. Optionee shall assume all assessments that are a lien against the subject acquired property. The acquisition value of each parcel of the Berg Land Holdings shall be as follows:


Location:                     Acquisition Value per     Acquisition Value per
                                 square foot of           acre of Acquired
                               Acquired Property:           Property:
                              ---------------------     ---------------------

King Ranch Business Park      $10.00 per square foot          $435,600

Hellyer and Piercy            $8.50 per square foot           $370,260

Fremont and Cushing           $20.00 per square foot          $871,200


     7. Payment of Acquisition Value. The Acquisition Value shall be paid in cash or L.P. Units, at the election of the Optionor's Representative. To the extent the Optionor's Representative elects to receive L.P. Units, the number of L.P. Units (N) paid to Optionor shall be determined as follows:

      (A-B)/C=N; where:

      A = Acquisition Value
      B = Any cash  portion  of the  Acquisition  Value  paid to  Optionor
      C = The average market value of the Common Stock over the 30 trading-day period preceding the exercise of the Option.

     8. Agreement of Purchase and Sale. Within seven (7) days after exercise of the Option by Optionee, Optionee and Optionors each shall execute an agreement of purchase and sale for the purchase of the subject acquired property by Optionee from Optionors. This purchase and sale agreement shall be consistent with this Agreement and shall also reflect (a) the date of execution of the purchase and sale agreement, (b) the method of payment and the amount of the Acquisition Value, (c) the outside date of the close of escrow, and (d) the legal description of the acquired property to be transferred.

     9. Representations and Warranties. Optionors warrant that Optionors are the owners of, or have a valid and binding agreement to acquire, the Berg Land Holdings, and have (or will have prior to the close of escrow under the purchase and sale agreement) insurable fee simple title to the acquired property clear of restrictions, leases, liens, and other encumbrances, except as permitted in the purchase and sale agreement. If this option is exercised by Optionee, Optionors will convey (or cause the underlying owner to convey) title to the acquired property by California statutory grant deed.

     10. Assignment. Optionee shall have the right to assign the Option with the prior consent of Optionors (whose consent shall be subject to their sole and absolute discretion).

     11. No Transfer of Parcel. From and after the Option Effective Date, unless and until this Agreement is terminated, Optionors shall not sell or convey or grant an option to sell or convey all or any portion of the Berg Land Holdings if such sale, conveyance or grant might in any way impair Optionors' ability to transfer the Berg Land Holdings to Optionee.

     12. Miscellaneous.

          (a) Successors and Assigns. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          (b) Entire Agreement. This Agreement contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both oral and written.

          (c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

          (d) Notices. All notices required or permitted to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, to the appropriate address indicated in this paragraph, or at such other place or places as either Optionee or Optionors' Representative respectively may designate from time to time in a written notice given to the other. Notices shall be deemed sufficiently given upon receipt if by personal delivery, overnight carrier or facsimile or three (3) days after the date of mailing thereof.

               (i) Optionee's Address for Notice:

                     Mission West Properties
                     10050 Bandley Drive
                     Cupertino, CA 95014
                     Attention:  Independent Directors Committee
                     Facsimile No.:  (408) 725-0700

               (ii) Optionors' Address for Notice:

                     Berg & Berg Enterprises, Inc.
                     10050 Bandley Drive
                     Cupertino, CA 95014
                     Attention:  Carl E. Berg
                     Facsimile No.:  (408) 725-0700

          (e) Headings. The title and headings of the paragraphs hereof are intended solely for means of reference and are not intended to modify, explain or place any construction on any of the provisions of this Agreement.

          (f) Third-Party Rights. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

          (g) Authority of Parties. All persons executing this Agreement on behalf of any party to this Agreement warrant that they have the authority to execute this Agreement on behalf of that party.

          (h) Partial Invalidity. Any provisions of this Agreement that is unenforceable or invalid or the inclusion of which would adversely affect the validity, or enforceability of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force.

          (i) Counterparts. This Agreement may be executed in one or more counterparts.

          (j) Amendment. This Agreement may not be modified, amended or otherwise changed in any manner except by a writing executed by both Optionee and Optionor.

          (k) Time. Time is of the essence of every provision herein contained.

          (l) Exhibits. The following exhibits are attached to, and made a part of, this Agreement:

          (m) Construction. The section headings and captions of this Agreement are, and the arrangement of this instrument is, for the sole convenience of the parties to this Agreement. The section headings, captions, and arrangement of this instrument do not in any way affect, limit, amplify, or modify the terms and provisions of this Agreement. The singular form shall include plural, and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties have prepared it. Unless otherwise indicated, all references to sections are to this Agreement. All exhibits referred to in this Agreement are attached to it and incorporated in it by this reference. As used herein all capitalized terms shall have the meanings ascribed to them in the Acquisition Agreement, unless otherwise expressed.

           Exhibit A - Description of the Berg Land Holdings

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement in one or more counterparts, on the date(s) set forth below, effective as of the day and year first above written.

                "Optionor"

                BB&K, a California general partnership

                By:  /s/ Carl E. Berg
                   __________________________________

                Its:  General Partnership
                    _________________________________

                BACCARAT FREMONT DEVELOPERS, LLC, a California Limited Liability Company

                By:   /s/ Michael Knapp
                   __________________________________

                Its:  Magager
                    _________________________________

                "Optionee"

                MISSION WEST PROPERTIES, a California Corporation

                By:  /s/ Michael J. Anderson
                   __________________________________

                Its:  Vice President
                    _________________________________

                MISSION WEST PROPERTIES, L.P., a Delaware limited partnership

                By: Mission West Properties, a California Corporation, as General Partner

                By:   /s/ Michael J. Anderson
                   _____________________________

                Its: Vice President
                    ____________________________

                MISSION WEST PROPERTIES, L.P.I, a Delaware Limited Partnership

                By: Mission West Properties, a California Corporation, as General Partner

                By:   /s/ Michael J. Anderson
                   _____________________________

                Its:  Vice President
                    ____________________________

                MISSION WEST PROPERTIES, L.P.II, a Delaware Limited Partnership

                By: Mission West Properties, a California Corporation, as General Partner

                By:   /s/ Michael J. Anderson
                   _____________________________

                Its: Vice President
                    ____________________________

                MISSION WEST PROPERTIES, L.P.III, a Delaware Limited Partnership

                By: Mission West Properties, a California corporation, as General Partner

                By:  /s/ Michael J. Anderson
                   _____________________________

                Its:  Vice President
                    ____________________________



                                   APPENDIX I


                       OPTIONORS OF THE BERG LAND HOLDINGS

OPTIONOR                                      PROPERTY
--------                                      --------
BB&K, a California General                    King Ranch Business Park, San
   Partnership                                Jose, CA

Baccarat Fremont Developers, LLC,             Hellyer and Piercy, San Jose, CA
   a California Limited Liability
   Company

Baccarat Fremont Developers, LLC,             Fremont and Cushing, Fremont, CA
   a California Limited Liability
   Company


                                    EXHIBIT A

                  Legal Description of the Berg Land Holdings

THE LAND REFERRED TO IN THIS REPORT IS SITUATED IN THE STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

King Ranch Business Park:

This land is located in south San Jose, California and consists of approximately 123 gross acres of unimproved land. The land is described by the following Assessor's Parcel Numbers:

678-14-033,   678-14-052,   678-14-058,   678-14-060,   678-14-62,   678-14-066,
678-14-74,   678-14-079,   678-14-081,   678-16-005,   portion  of   678-16-006,
678-16-007, 678-16-008, and 678-16-011

Hellyer and Piercy:

This land is located in south San Jose, California and consists of approximately 7 gross acres of unimproved land. The land is described by the following Assessor's Parcel Number:

678-08-003

Fremont and Cushing:

This land is located in Fremont, California and consists of approximately 32 gross acres of unimproved land. The land is described by the following Assessor's Parcel Numbers:

519-0850-014-57, and 519-0850-014-54